AMENDMENT NO. 3

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 3, dated as of April 18, 2014 (“Amendment No. 3”), to the Amended and Restated Participation Agreement, dated as of May 23, 2012, as amended (“Agreement”), by and among AXA Premier VIP Trust (“Trust”), MONY Life Insurance Company of America and AXA Distributors, LLC (collectively, the “Parties”).

The Parties hereby agree to modify and amend the Agreement as follows:

1.	Name Changes. Effective April 18, 2014, the following Portfolio’s names shall be changed as follows:

Current Name	New Name
Multimanager Multi-Sector Bond Portfolio	CharterSM Multi-Sector Bond Portfolio
Multimanager Small Cap Growth Portfolio	CharterSM Small Cap Growth Portfolio
Multimanager Small Cap Value Portfolio	CharterSM Small Cap Value Portfolio

2.

Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

AXA PREMIER VIP TRUST		MONY LIFE INSURANCE COMPANY OF AMERICA

By: /s/ Brian Walsh		By: /s/ Steven M. Joenk
Name:	Brian Walsh	Name:	Steven M. Joenk
Title:	Chief Financial Officer and Treasurer	Title:	Senior Vice President

AXA DISTRIBUTORS, LLC

By: /s/ Nicholas B. Lane
Name:	Nicholas B. Lane
Title:	Chairman, President and Chief Executive Officer

SCHEDULE A

AMENDMENT NO. 3

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager International Equity Portfolio

Multimanager Large Cap Core Equity Portfolio

Multimanager Large Cap Value Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Technology Portfolio

AXA Aggressive Allocation Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative–Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate–Plus Allocation Portfolio

CharterSM Fixed Income Portfolio

CharterSM Conservative Portfolio

CharterSM Moderate Portfolio

CharterSM Moderate Growth Portfolio

CharterSM Growth Portfolio

CharterSM Aggressive Growth Portfolio

CharterSM Equity Portfolio

CharterSM International Conservative Portfolio

CharterSM International Moderate Portfolio

CharterSM International Growth Portfolio

CharterSM Income Strategies Portfolio

CharterSM Interest Rate Strategies Portfolio

CharterSM Real Assets Portfolio

CharterSM Alternative 100 Conservative Plus Portfolio

CharterSM Alternative 100 Moderate Portfolio

CharterSM Alternative 100 Growth Portfolio

CharterSM Multi-Sector Bond Portfolio

CharterSM Small Cap Growth Portfolio

CharterSM Small Cap Value Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio